SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )



Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Confidential for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                         The Noah Investment Group, Inc.
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                (Name of Registrant as Specified in its Charter)


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[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g)
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     2)  Aggregate number of securities to which transaction applies:

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         computed pursuant to Exchange Act Rule O-11 (Set forth the
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     4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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                   PRELIMINARY INFORMATION STATEMENT MATERIAL


                         THE NOAH INVESTMENT GROUP, INC.
                               975 Delchester Road
                            Newtown Square, PA 19073


                    Notice of Annual Meeting of Shareholders
                          To be held on January 9, 1998


                                 ---------------


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Noah Investment Group, Inc. (the "Company") will be held at 9:30 a.m. (East Coast time) on January 9, 1998 at Suite 6160, 555 North Lane, Conshohocken, PA 19428 to consider and act upon the following matters:

    (1) To consider for approval the Investment Management Agreement between the Company and Polestar Management Company with respect to the Noah Fund.

    (2) To consider for approval a new Sub-Advisory Agreement between Polestar Management Company and Geewax Terker and Company with respect to the Noah Fund.

    (3) To consider for approval a Distribution Agreement.

    (4) To approve the engagement of Sanville & Company as independent public accountants for the Company for the fiscal year ending October 31, 1998.

    (5) To elect six (6) Directors.

    (6) To consider and act upon such other matters as may properly come before the Meeting.

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    Only  shareholders  of record on the  books of the  Company  at the close of business on November 19, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                  By Order of the Board of Directors,


                                  William L. Van Alen, Jr.
                                  Chairman of the Board


                                    IMPORTANT
                                    ---------

   WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND ONE.

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

                   PRELIMINARY INFORMATION STATEMENT MATERIAL


                              Information Statement


                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 9, 1998


    This Statement is furnished in connection with matters to be voted upon at the Annual Meeting of Shareholders of The Noah Investment Group, Inc. (the "Company") to be held at 9:30 a.m., East Coast time, on Friday, January 9, 1998 at Suite 6160, 555 North Lane, Conshohocken, PA 19428 and at any and all adjournments thereof with respect to the matters referred to in the accompanying Notice.


                    WE ARE NOT ASKING FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


                        VOTING SECURITIES AND RECORD DATE

    The Common Capital Stock ($0.001 par value) issued with respect to the Noah Fund (a series of the Company) is the only outstanding class of voting securities. Holders of record at the close of business on November 19, 1997 are entitled to notice of the Meeting and to vote at the Meeting or any adjournment thereof. At the close of business on November 19, 1997, 79,394.14 shares of Common Stock were issued, outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof on the record date to one vote at the Meeting.

    This Information Statement is first being sent to shareholders on or about December 26, 1997.


                        QUORUM AND PRINCIPAL SHAREHOLDERS

    The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting securities of the Company is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will

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require the affirmative vote of a majority of the outstanding  voting securities present at the Meeting.

    The following Table sets forth as of November 19, 1997 the number of shares of the Company's voting securities owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of such voting securities, by each Director (and nominee for Director) and by all officers and Directors of the Company as a group.


HOLDERS OF MORE THAN 5% OF VOTING SECURITIES

                                    Amount of
Name and Address of                 Beneficial            Percentage of
Beneficial Owner                    Ownership           Voting Securities
-------------------                 ----------          -----------------
Judy Van Alen                       39,753.275*              50.07%
975 Delchester Road
Newtown Square, PA 19703

Mildred E. Krentel                   5,244.756                8.72%
2610 Wayland Road
Berwyn, PA 19312-2707

Linda K. Flower                      4,699.248                7.82%
3716 Whitehall Drive, Apt. 403
W. Palm Beach, FL 33401-1061

Scott J. Probosco, Jr.               4,003.203                6.66%
c/o Kevin Collins MO 310
P.O. Box 1638
Chattanooga, TN 37401

George W. Connell                    7,392.600                9.77%
2 Radnor Corporate Center
Suite 420
Radnor, PA  19087-4514

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*   includes  shares  held for the  benefit of William C.  Elliott  and Emily C.
    Thompson each in the amount of 591.674 shares.


                               GENERAL INFORMATION

    Polestar Investment Management Company, 975 Delchester Road, Newtown Square, PA 19073 serves as the Company's investment manager and Rittenhouse Financial Services, Inc., Two Radnor Corporate Center, 100 Matsonford Road, Radnor, PA 19087 now serves as the Company's Sub-Adviser (but see "Approval of New Sub-Advisory Agreement" below), each with respect to the Noah Fund. Firstar Trust Company, 615 E. Michigan St., Milwaukee, WI 53202 serves as the Company's administrator with respect to the Noah Fund through December 31, 1997. Beginning January 1, 1998, Declaration Service Company, Suite 6160, 555 North Lane, Conshohocken, PA 19428 will serve as Administrator in the place of Firstar Trust Company.

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                            MATTERS TO BE ACTED UPON


ELECTION OF DIRECTORS

    Six Directors are to be elected at the Annual Meeting and those persons elected will hold office until the next Annual Meeting of Directors and their successors have been elected and qualified.

    Any vacancy occurring during the year may be filled by a majority vote of the remaining Directors (although such majority is less than a quorum) without any further shareholder action. There is no reason to believe that any nominees will be unable to serve if elected and to the best of Management's knowledge, all nominees intend to serve the entire term for which election is sought.

                                           Director
Name                               Age      Since       Company Position(s)
----                               ---     --------     -------------------
William Van Alen, Jr. *            64        1996       Chairman of the Board,
                                                        President and Treasurer
James L. Van Alen, II*             62        1996       Director
George R. Jensen, Jr.              48        1996       Director
Christine Jaumotte
  DeGalavis-Pierot                 49        1996       Director
Roger J. Knake                     56        1996       Director
Forrest H. Anthony, M.D. Ph.D.     47         --        Director

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*   Mr.  William L. Van Alen,  Jr. is  Chairman  of the Board,  President  and a
    Director of the Company and is Chairman of the Board, a Director, President and majority shareholder of Polestar Management Company and is, accordingly, an interested Director of the Company. Mr. James L. Van Alen, II is a brother of Mr. William L. Van Alen, Jr. and is employed by a brokerage firm and is, accordingly, an interested Director.

    Mr. William L. Van Alen, Jr. is an attorney and has been engaged in the private practice of law since 1962. He is President and Chairman of the Board of Polestar Management Company, the Company's investment manager. He is also President of

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Cornerstone Entertainment, Inc., a company engaged in the film and entertainment business. Mr. Van Alen resides at 975 Delchester Road, Newtown Square, PA 19073.

    Mr. James L. Van Alen, II is now and since 1981 has been employed with Janney, Montgomery, Scott, a stock brokerage firm located in Philadelphia, PA. Mr. Van Alen resides at 936 Plumstock Road, Newtown Square, PA 19073.

    Mr. Jensen is the founder, Chairman and Chief Executive Officer of USA Technologies, Inc., a company that markets business machines activated by credit cards. Previously, Mr. Jensen was the founder, and until recently, was the Chairman and Chief Executive Officer of American Film Technologies, Inc. ("AFT"). He had been Chairman and a Director of AFT since its inception in 1985. AFT is a publicly owned company which dominates the industry in the coloring of black and white films. From 1979 until 1985, Mr. Jensen was President and Chief Executive Officer of International Film Productions, Inc. Mr. Jensen resides at 3 Sugar Knoll Road, Devon, PA 19333.

    Ms. DeGalavis-Pierot has engaged in private practice as a psychologist for the past eleven years, specializing in marital counseling. She has also been actively engaged in a number of socially beneficial programs. During 1992-93, she served as President of the Girl Scouts of Venezuela. As an Official of the Venezuelan Ministry of Health, Inc., she instituted a program to improve the condition of medical institution patients nationwide. She started the first Center for the treatment of addicted young persons in Venezuela. As Director of Prison Conditions in Venezuela, she instituted a program to improve the condition of prison inmates and as Special Adviser/Assistant to the First Lady of Venezuela, she coordinated a project of the operation of a "Head Start" type of day-care program for socially disadvantaged children. She has also been active in the raising of funds for organizations devoted to caring for orphans and abandoned children both in Venezuela and in Austria. Ms. DeGalavis-Pierot resides at Village of Golf, Delray Beach, FL 33436.

    Mr. Knake was formerly a systems analyst with E. I. duPont. He has for the past seven years been serving as President and Chief Executive Officer of XITEL, Inc., a communications company engaged in the development and marketing of electronic mail software. Mr. Knake resides at 615 Mountain View Road, Berwyn, PA 19312.

    Forrest H. Anthony, M.D., Ph.D. is currently the Director of Science and Technology at the University City Science Center. He was previously Chief Executive Officer at Avid Corporation, a biotechnology company he founded in 1986, until its merger with Triangle Pharmaceuticals Inc. in August 1997. Dr. Anthony received a B.A. in Biology from Dartmouth College, an M.D. from the University of Oregon, and a Ph.D. in Biomedical Engineering from University of Virginia. He previously worked in senior staff positions at Johnson & Johnson and at Rorer Group Inc., and served (until July 1997) on the Board of Directors and Executive Committee of the Biotechnology Industry Organization (BIO), a national trade association for the biotechnology industry. Dr. Anthony resides at 1426 Fairview Road, Villanova, PA 19085.

    Mr. Van Alen, Jr. owns 90.334 shares and Mr. Knake (together with his wife) owns 561.656 shares of the Company.

    The Directors serve without compensation. The Company does not have a nominating or audit committee. Each Director except Ms. DeGalavis-Pierot attended the two meetings of the Board held in the fiscal year ending October 31, 1997.

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

APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT

    Polestar Management Company ("Polestar") presently serves as investment manager of the Noah Fund pursuant to an agreement between the Company and Polestar (the "Agreement"). The Agreement is dated March 26, 1996 and was approved by the then sole shareholder of the Fund on the same date. It was last submitted to shareholders at a meeting convened on December 31, 1996.

    Under the terms of the Agreement, Polestar manages or arranges for the management of the investment and reinvestment of the assets of Noah Fund and the review, supervision and administration of the Fund's investment program. It will also pay or provide for the payment of the cost of such office space, office equipment and office services as are adequate for the Fund's needs; provide competent personnel to perform all of the Fund's executive, administrative and clerical functions not performed by Fund employees or agents, and authorize persons who are officers, directors and employees of Polestar who may be designated as Company officers, directors or employees to serve in such capacities at no cost to the Fund.

    For providing such services, Polestar is to receive a fee, payable monthly, at an annual rate of 1% of the average daily net assets of the Noah Fund. For the period ending October 31, 1996 there were accrued but unpaid management fees of $988 and for the period beginning November 1, 1996 and ending October 31, 1997 there were accrued but unpaid fees of $7,554.

    In early December, 1996 Mr. Van Alen determined that it was not appropriate and not conducive to good relations for Mr. Christian Kling to continue his relationship as a Company Director and share owner of Polestar. Mr. Kling was pursuing his primary occupation as a securities broker in Florida and was not available at the Fund's Newtown Square Pennsylvania office to help with the management of the Fund. After discussions, Mr. Kling agreed to terminate his relation with the Company and to cease to be a shareholder of Polestar. At the time Mr. Van Alen, Ms. Van Alen and Mr. Kling owned respectively 47-1/2%, 5% and 47-1/2% of the outstanding common stock of Polestar. A Meeting of the Board of Directors of the Company was convened to apprise the Board of Mr. Kling's decision. Although Mr. Kling was not in a position to control the affairs of the Company, the Board, in an abundance of caution, determined to meet to consider the continuation of the Investment Management and Sub-Advisory Agreements. A meeting was convened on December 17th and the Board (including a majority of the non-interested Directors) approved the continuation of the Investment Management and Sub-Advisory Agreements. Thereafter, a shareholders' meeting was convened on December 31, 1996 at which a majority of the outstanding voting securities were voted in favor of the continuation of the two Agreements. Ms. Van Alen, who at the time was the beneficial owner of in excess of 66.3% of the Noah Fund's outstanding voting securities and who was present at the Meeting, voted in favor of the continuation of the Agreements.

    As a result of the transaction between Mr. Kling and Mr. Van Alen, the outstanding voting securities of Polestar are owned as follows: Mr. Van Alen -- 90% and

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

Ms. Van Alen -- 10%. Mr. Van Alen, Jr. is Chairman of the Board, a Director and President of Polestar.


APPROVAL OF NEW SUB-ADVISORY AGREEMENT

    Rittenhouse Financial Services, Inc. ("Rittenhouse") now serves as the Noah Fund's sub-adviser pursuant to a written agreement between Polestar and Rittenhouse, dated March 26, 1996. The Agreement was approved by the Company's Board of Directors at a meeting held on March 26, 1996 and by the then sole shareholder of the Company on the same date. The Agreement was last approved by the Noah Fund shareholders at a meeting held on December 31, 1996.

    Under the terms of the Agreement, Rittenhouse is responsible for investing and reinvesting the assets of the Noah Fund and the placement of brokerage for portfolio transactions.

    Rittenhouse agreed not to charge an advisory fee until such time as the net assets of the Noah Fund attained $100 million. Thereafter an annual fee of .25% of the Fund's average net assets would be charged by Rittenhouse on assets in excess of $100 million.

    Rittenhouse has been acquired by John Nuveen & Company, Inc. ("Nuveen") and management has been advised by Nuveen that Rittenhouse will no longer serve as sub-advisor to the Noah Fund, effective December 31, 1997.

    Geewax Terker & Company ("Geewax") has been selected by the Company's Board of Directors to serve in the place of Rittenhouse at a meeting held on December 11, 1997. Geewax, 99 Starr Street, Phoenixville, PA 19460 is a general partnership consisting of Mr. John J. Geewax and Mr. Bruce E. Terker.

    Under the terms of the Sub-Advisory Agreement, Geewax will be responsible for the investment and reinvestment of the assets of the Noah Fund. Quaker Securities, Inc. will be responsible for executing portfolio brokerage.

    Geewax will charge a sub-advisory fee calculated as follows: on Noah Fund average net assets up to $20 million - $1; on average net assets from $20 million to $40 million - .75%; on average net assets from $40 million to $90 million - .50% and on average net assets of $90 million and above - .35%.

NEITHER THE COMPANY NOR THE NOAH FUND WILL HAVE ANY RESPONSIBILITY FOR THE PAYMENT OF THE GEEWAX FEE: GEEWAX'S FEE WILL BE PAID BY POLESTAR.

    The Directors recommend that the shareholders approve the continuance of the Investment Management Agreement for a term to end on March 1, 1998 and the new Sub-Advisory Agreement for the term to end on March 1, 1999. In making these recommendations, the Directors have considered that the Noah Fund is still in the early stages of development and that the quality of the services that the Company has received since its inception have been satisfactory. The Board has also considered that Polestar has agreed to assume all expenses of the Company in excess of 1.75%. The Board believes that Geewax will be a quality replacement for Rittenhouse based upon its record of performance for the period 1987-1996.

    The vote of a majority of the outstanding voting securities is necessary for approval.

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DISTRIBUTION PLAN

    The Company's Board of Directors has approved a Distribution Plan (the "Plan") which provides that there shall be paid out of the assets of the Fund an amount of up to .25% annually of the average net assets of the Fund to be used for Fund share distribution purposes. The Plan provides that the Fund may finance activities which are primarily intended to result in the sale of the Fund's shares, including but not limited to, advertising, printing of prospectuses and reports for other than existing shareholders, preparation and distribution of advertising materials and sales literature and payments to dealers and shareholder servicing agents.

    The Noah Fund had a previous distribution plan which was not renewed and which expired in accordance with its terms on March 1, 1997. No distribution payments were made from Noah Fund assets during the existence of this plan.

    The terms of the new Plan are identical with the terms of the old plan except as to the term, which is for a period expiring on December 31, 1998.

    In approving the New Distribution Plan, the Company's Board of Directors believed that it was necessary for the continuing viability of the Company and the Fund that there be a continuing increase in the assets of the Fund through the sale of additional shares. The Board also believed that since certain of the Fund expenses are fixed that there will be an economy of scale resulting from any increase in assets and shareholders.

    The Board of Directors recommends that the shareholders approve the new Distribution Plan. The vote of a majority of the outstanding voting securities is necessary for approval.


APPROVAL OF ENGAGEMENT OF AUDITORS

    The accounts of the Company for the fiscal year ended October 31, 1997 were audited by Arthur Andersen LLP ("Arthur Andersen"). The Board had approved Arthur Andersen as the Company's independent accountant to audit the accounts of the Company for the fiscal year ending October 31, 1997.

    The Board has engaged Sanville & Company as independent public accountants for the fiscal year ending October 31, 1998.

    The Board has determined to submit ratification of such engagements to shareholders for their approval.

    A representative of Sanville & Company will not be present at the Meeting.

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    The Board recommends that the Noah Fund shareholders ratify the selection of
Arthur Andersen as the Company's independent public accountants for the fiscal year ending October 31, 1997 and Sanville & Company for the fiscal year ending October 31, 1998.


                                  OTHER MATTERS

    Management does not know of any other matters which are likely to be brought before the 1998 Annual Meeting. However, in the event that any other matters properly come before the Meeting, they will be acted on accordingly.


                              STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be presented at the next annual meeting to be held in 1999 must be received by the Secretary of the Company on or before September 1, 1998 to be included in the information statement for that meeting. Proposals for that meeting should be directed to Mr. William Van Alen, Jr., President.

    A COPY OF THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT OF THE COMPANY FOR THE PERIODS ENDING OCTOBER 31, 1996 AND APRIL 30, 1997, RESPECTIVELY, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT 975
DELCHESTER ROAD, NEWTOWN SQUARE, PA 19073 OR BY CALLING THE FUND'S TRANSFER AGENT AT 1-800-794-NOAH.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                  William Van Alen, Jr.

                                  Chairman of the Board